EXHIBIT 23.1

                                DELOITTE & TOUCHE, LLP LETTERHEAD


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements numbered 333-53141, 333-01817 and 333-80765 of Advanced Remote Communication Solutions, Inc. on FORM S-8 on our report dated March 16, 2000, appearing in this Annual Report on Form 10-KSB of Advanced Remote Communication Solutions, Inc. for the year ended December 31, 1999.






DELOITTE & TOUCHE, LLP



/S/ DELOITTE & TOUCHE, LLP
San Diego, California
March 29, 2000